Xerium Technologies Inc. December 2010 Selected Data – Earnings Call March 9, 2011 EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated March 9, 2011, and other factors discussed in our filings with the SEC. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.
• These slides, the associated remarks and comments made during our fourth quarter 2010 financial results conference call, our earnings release dated March 9, 2011 and reconciliation of certain non-GAAP financial information posted in the investor relations section of our website are integrally related and are intended to be presented and understood together.

Dec 09 Jan 10 Feb 10 Mar 10 Apr 10 May 10 Jun 10 Jul 10 Aug 10 Sept 10 Oct 10 Nov 10 Dec 10
13 Months
46,879 48,846 50,516 51,631 46,221 47,989 49,462 47,518 43,925 51,232 48,259 48,137 46,369
6 Months
47,518 43,925 51,232 48,259 48,137 46,369
3 Months
48,259 48,137 46,369
35,000
40,000
45,000
50,000
55,000
60,000
Bookings Analysis – Total Xerium
3, 6 & 13 Month Trend Lines
After a strong first quarter 2010, new order bookings return to fourth quarter 2009 levels, which represented a significant increase from the first three quarters of 2009. Bookings in 2010 have been negatively influenced as compared to 2009 by dollar/Euro exchange rate.

20,000
18,000
16,000
14,000
12,000
10,000
US$ '000
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10

	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
13 Months	13,919	15,486	14,936	15,819	14,968	15,917	16,789	15,809	17,279	16,341	17,890	17,758	17,276
6 Months								15,809	17,279	16,341	17,890	17,758	17,276
3 Months											17,890	17,758	17,276

Bookings Analysis – Roll Coverings
3, 6 & 13 Month Trend Lines
Consolidated new order bookings indicate our served market is recovering and has begun to show signs of stability after operating in a tight band since January 2010.  Bookings in 2010 have been negatively influenced as compared to 2009 by the dollar/Euro exchange rate.

40,000
35,000
30,000
25,000
20,000
15,000
US$ '000
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
Jun-10
Jul-10
Aug-10
Sep-10
Oct-10
Nov-10
Dec-10

	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
13 Months	32,960	33,360	35,580	35,812	31,253	32,072	32,673	31,709	26,646	34,891	30,370	30,395	29,095
6 Months								31,709	26,646	34,891	30,370	30,395	29,095
3 Months											30,370	30,395	29,095

Bookings Analysis – Paper Machine Clothing
3, 6 & 13 Month Trend Lines
New order bookings are slightly lower than December 2009 levels. We continue to monitor customer inventory levels.  Bookings in 2010 have been negatively influenced as compared to
2009 by the dollar/Euro exchange rate.

Total Xerium Quarterly Sales as Reported
'07 Q4 '08 Q1 '08 Q2 '08 Q3 '08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4
Qtr Sales $
164.2 158.9 170.4 159.3 149.5 116.5 120.8 130.3 132.4 135.0 132.8 135.9 144.6
Year-over-Year
-26.7% -29.1% -18.2% -11.4% 15.9% 9.9% 4.3% 9.2%
$0
$30
$60
$90
$120
$150
$180
000’s
Sequentially, Q4 2010 sales have increased 6.4% over Q3 2010 and 9.2% over Q4 2009 due mainly to higher product demand.

XERIUM TECHNOLOGIES, INC.

$ Thousands
180,000
150,000
120,000
90,000
60,000
30,000
0
60,000
50,000
40,000
30,000
20,000
10,000
0

	Q4	Q1-08	Q2	Q3	Q4	Q1-09	Q2	Q3	Q4	Q1-10	Q2	Q3	Q4
Adjusted EBITDA LTM	146,021	148,787	160,733	176,456	164,487	149,046	130,526	101,470	93,007	97,314	90,890	94,887	114,050
Adjusted EBITDA by Qtr	36,520	35,610	50,174	54,152	24,551	20,169	31,654	25,096	16,088	24,476	25,230	29,093	35,251

Trailing Twelve Month (“LTM”) Adjusted EBITDA
Adjusted EBITDA at each quarter was the amount as calculated per the definition in the credit agreement in effect at that time. FY2010 quarterly results and the
LTM for FY 2010 have been presented as defined per the amended and restated credit facility. Had the definitions per the amended and restated facility been in place in 2009, the LTM for the first three quarters of 2010 would have been $109,317, $102,222, and $103,399, respectively. Adjusted EBITDA for Q4 2009 has been fixed by the Amended Restated Credit Facility at $24,600.
Note: a reconciliation of Trailing Twelve Month Adjusted EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at
www.xerium.com.

Sales Price Change as a Percent of Revenue
-3.0%
-2.5%
-2.0%
-1.5%
-1.0%
-0.5%
0.0%
0.5%
1.0%
07 Q4 08 Q1 08 Q2 08 Q3 08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4
Global Economic Downturn
Note – Data compares as a % sales price achieved current year compared to prior year
The pricing environment is steadily improving resulting from our selling disciplines, customers’
recognition of the value of our new products, and general market recovery.

New Product Sales as a Percent of  Revenue
'09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4
Clothing
23.9% 28.4% 27.0% 31.5% 33.3% 41.0% 47.7%
Rolls
13.1% 13.3% 14.9% 22.3% 23.5% 24.8% 26.2%
10%
20%
30%
40%
50%
Meaningful progress continues on Xerium’s goal to increase its technological leadership.  Our goal is to derive 60% of XRM’s sales revenue from new products (those developed within the prior five years) that make a measurable improvement in customer performance while simultaneously reducing our operating costs.
$ 43.8M
$ 13.8M

S G & A as a Percent of Revenue, excluding
Operational & Financial Restructuring Expenses
'08 Q4 '09 Q1 '09 Q2 '09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4
SG&A % (A)
28.2% 27.8% 20.9% 27.0% 31.3% 35.4% 28.9% 26.9% 25.1%
15%
20%
25%
30%
35%
40%
’10 Q4
Sales = $144.6 M
’08 Q4
Sales = $149.5 M
’09 Q4
Sales = $132.4 M
(A) Excludes operational restructuring expenses
(B) Excludes operational restructuring expenses and financial restructuring expenses.
Note – a reconciliation of SG&A as a percentage of revenue excluding (A) operational restructuring expenses and (B) operational and financial restructuring expenses is available in the investor relations section of the Company’s website at www.xerium.com.
SG&A %  (B)
28.2%   27.8%    20.7%    25.5%   26.4%   28.4%   28.6%   26.9% 25.1%

Cost controls over SG&A spending have proven effective relative to significant
2009 sales volume changes.

Total Working Capital as a Percent of Revenue
'08 Q4 '09 Q1 '09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4
Revenue 000's
149.5 116.5 120.8 130.3 132.4 135.0 132.8 135.9 144.6
TWC%
24.3% 29.4% 29.4% 27.8% 25.3% 25.6% 24.3% 26.5% 24.6%
$100
$110
$120
$130
$140
$150
$160
15%
20%
25%
30%
35%
2008’s progress in reducing TWC was reset by the precipitous and sudden decline in demand during
2009. TWC % has improved 70 basis points this quarter as compared with Q4 2009.
(Note:  a reconciliation of Total Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.

Total Xerium Annual Capital Expenditures
2006 2007 2008 2009 2010
CAPEX
32.5 47.9 39.0 19.5 27.9
2010 Budget
32.0
$0
$15
$30
$45
000's
Our controls over capital investment were effective throughout 2009 and into 2010 in prioritizing only investments that were essential to supporting our customers and the continued
development of our new products.

Total Debt at Constant FX Rates
Note – Total Debt converted at Q4 2010 FX rates for all periods presented  (Euro = USD $1.33,  Canadian Dollar = USD $1.00)
Q2 ’10 reflects the net reduction related to our voluntary pre-packaged chapter 11 plan of reorganization, from which we emerged on May 25, 2010